Exhibit 99.1

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Financial Statements

Years ended December 31, 2003 and 2002, and the period from

August 12, 1997 (inception), through December 31, 2003

Report of Independent Auditors

The Board of Directors and Stockholders

GeneSoft Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of GeneSoft Pharmaceuticals, Inc. (a development stage company) as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 2003, and for the period from August 12, 1997 (inception), through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GeneSoft Pharmaceuticals, Inc. (a development stage company) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, and for the period from August 12, 1997 (inception), through December 31, 2003, in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Palo Alto, California

February 20, 2004

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Balance Sheets

	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$4,327,941	$1,880,794
Short-term investments	—	373,437
Grants receivable	872,856	678,750
Subtenant rent receivable	70,047	34,687
Inventory	4,968,174	—
Prepaid expenses and other current assets	164,109	141,334

Total current assets	10,403,127	3,109,002
Restricted cash	3,696,840	3,696,840
Property and equipment, net	387,555	12,290,802
Receivable from related party	315,000	335,000
Intangible and other assets	8,678,267	—

Total assets	$23,480,789	$19,431,644

Liabilities and stockholders’ equity (net capital deficiency)
Current liabilities:
Accounts payable	$1,309,809	$1,554,167
Accrued interest	6,102,741	12,250
Accrued liabilities	533,186	758,064
Accrued inventory payable	4,968,174	—
Security deposit	359,775	—
Notes payable	6,200,000	—
Bridge loan	17,308,969	—
Current portion of lease commitments	1,477,389	3,860,021

Total current liabilities	38,260,043	6,184,502
Long-term liabilities:
Long-term portion of bridge loans	6,614,521	4,511,510
Deferred rent	1,325,586	927,498
Security deposit	—	359,775

Total long-term liabilities	7,940,107	5,798,783
Commitments
Stockholders’ equity (net capital deficiency):
Preferred stock issuable in series, $0.0001 par value: 24,975,000 shares are authorized at December 31, 2003 and 2002, none outstanding at December 31, 2003 and 2002	—	—
Common stock, $0.0001 par value: 43,450,000 shares are authorized at December 31, 2003 and 2002 and 12,389,685 and 10,808,540 shares issued and outstanding at December 31, 2003 and 2002	68,661,245	63,016,056
Deficit accumulated during the development stage	(91,380,606)	(55,567,697)

Total stockholders’ equity (net capital deficiency)	(22,719,361)	7,448,359

Total liabilities and stockholders’ equity (net capital deficiency)	$23,480,789	$19,431,644

See accompanying notes.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Statements of Operations

	Year ended December 31,			Period from August 12, 1997 (inception) through December 31, 2003
	2003	2002	2001
Grant revenue	$4,088,042	$5,401,895	$2,059,176	$18,255,937
Operating expenses:
Research and development	17,023,126	26,283,501	16,245,449	76,559,247
Marketing	2,654,767	—	—	2,654,767
General and administrative	10,211,959	4,541,718	4,828,042	22,488,693

Total operating expenses	29,889,852	30,825,219	21,073,491	101,702,707

Operating loss	(25,801,810)	(25,423,324)	(19,014,315)	(83,446,770)
Interest expense	10,104,499	719,807	531,610	11,463,309
Other income (expense)	93,400	574,099	1,225,273	3,529,473

Net loss	$(35,812,909)	$(25,569,032)	$(18,320,652)	$(91,380,606)

Basic and diluted net loss per share	$(3.03)	$(13.40)	$(15.69)	$(31.85)

Weighted-average shares used in calculating basic and diluted net loss per share	11,814,938	1,907,769	1,167,611	2,869,087

See accompanying notes.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Statement of Stockholders’ Equity (Net Capital Deficiency)

Period from August 12, 1997 (inception), through December 31, 2003

	Convertible Preferred Stock												Other Accumulated Comprehensive Income (Loss)	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity (Net Capital Deficiency)
	Series A		Series B		Series C		Series D		Series 1		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Issuance of common stock to founders in October 1997 at $0.0048 per share for cash	—	$—		$—	—	$—	—	$—	—	$—	730,317	$3,500	$—	$—	$3,500
Issuance of common stock in September 1998 at $0.14 per share for license to technology		—	—	—	—	—	—	—	—	—	42,750	6,000		—	6,000
Issuance of common stock in November 1998 at $0.0048 per share for cash	—	—	—	—	—	—	—	—	—	—	42,750	204	—	—	204
Issuance of Series A convertible preferred stock at $1.00 per share to investors in October 1998 through December 1998 for cash, net of issuance costs of $69,583	3,537,500	3,467,917	—	—	—	—	—	—	—	—	—	—	—	—	3,467,917
Issuance of Series A convertible preferred stock at $1.00 per share to investors in October 1998 upon conversion of notes payable to stockholders	150,000	150,000	—	—	—	—	—	—	—	—	—	—	—	—	150,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(769,840)	(769,840)

Balance at December 31, 1998	3,687,500	3,617,917	—	—	—	—	—	—	—	—	815,817	9,704	—	(769,840)	2,857,781
Issuance of Series A convertible preferred stock in February 1999 at $1.00 per share	1,732,500	1,732,500	—	—	—	—	—	—	—	—	—	—	—	—	1,732,500
Issuance of Series B convertible preferred stock in September 1999 at $2.50 per share, net of issuance costs of $127,686	—	—	4,527,400	11,190,814	—	—	—	—	—	—	—	—	—	—	11,190,814
Options exercised for cash during 1999	—	—	—	—	—	—	—	—	—	—	420,912	75,900	—	—	75,900
Options exercised in October in connection with Series B convertible preferred stock issuance	—	—	—	—	—	—	—	—	—	—	8,100	5,684	—	—	5,684
Compensation expense related to issuance of stock awards to consultants	—	—	—	—	—	—	—	—	—	—	—	10,246	—	—	10,246
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,987,143)	(2,987,143)
Unrealized loss on available-for-sale							—	—	—	—
securities	—	—	—	—	—	—	—	—	—	—	—	—	(48,907)		(48,907)

Comprehensive loss															(3,036,050)

Balance at December 31, 1999	5,420,000	5,350,417	4,527,400	11,190,814	—	—	—	—	—	—	1,244,829	101,534	(48,907)	(3,756,983)	12,836,875
Issuance of Series C convertible preferred stock at $5.00 per share in June 2000, net of issuance costs of $44,277		—	—	—	4,890,000	24,405,724	—	—	—	—	—	—	—	—	24,405,724
Issuance of a warrant to purchase 13,600 shares of Series C convertible preferred stock at $5.00 per share	—	—	—	—	—	37,808	—	—	—	—	—	—	—	—	37,808
Options exercised for cash	—	—	—	—	—	—	—	—	—	—	282,180	187,075	—	—	187,075
Shares repurchased at $0.70 per share	—	—	—	—	—	—	—	—	—	—	(3,562)	(2,500)	—	—	(2,500)
Compensation expense related to issuance of stock awards to consultants	—	—	—	—	—	—	—	—	—	—	—	26,714	—	—	26,714
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(7,921,030)	(7,921,030)
Unrealized gain on available-for-sale securities	—	—	—	—	—	—	—	—	—	—	—	—	145,545	—	145,545

Comprehensive loss															(7,775,485)

Balance at December 31, 2000 (carried forward)	5,420,000	5,350,417	4,527,400	11,190,814	4,890,000	24,443,532	—	—	—	—	1,523,447	312,823	96,638	(11,678,013)	29,716,211

See accompanying notes.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Statement of Stockholders’ Equity (Net Capital Deficiency) (continued)

Period from August 12, 1997 (inception), through December 31, 2003

	Convertible Preferred Stock												Other Accum- ulated Compre- hensive Income (Loss)	Deficit Accum- ulated During the Develo- pment Stage	Total Stock- holders’ Equity (Net Capital Defic- iency)
	Series A		Series B		Series C		Series D		Series 1		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2000 (brought forward)	5,420,000	$5,350,417	4,527,400	$11,190,814	4,890,000	$24,443,532	—	$—	—	$—	1,523,447	$312,823	$96,638	$(11,678,013)	$29,716,211
Issuance of Series D convertible preferred stock at $4.00 per share in August 2001, net of issuance costs of $1,150,299	—	—	—	—	—	—	5,450,0000	20,649,701	—	—	—	—	—	—	20,649,701
Issuance of warrants to purchase 96,000 shares of Series C convertible preferred stock at $5.00 per share in June 2001	—	—	—	—	—	370,560	—	—	—	—	—	—	—	—	370,560
Options exercised for cash	—	—	—	—	—	—	—	—	—	—	57,231	53,222	—	—	53,222
Shares repurchased at $0.001 to $0.50 per share	—	—	—	—	—	—	—	—	—	—	(129,712)	(77,462)	—	—	(77,462)
Compensation expense related to issuance of stock awards to consultants	—	—	—	—	—	—	—	—	—	—		57,706	—	—	57,706
Issuance of common stock at $0.50 per share for services to collaborators in 2001	—	—	—	—	—	—	—	—	—	—	4,631	6,500	—	—	6,500
Issuance of common stock at $0.50 per share for services to consultants in December 2001	—	—	—	—	—	—	—	—	—	—	48,450	68,000	—	—	68,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(18,320,652)	(18,320,652)
Unrealized gain on available-for-sale securities	—	—	—	—	—	—	—	—	—	—	—	—	140,555	—	140,555

Comprehensive loss															(18,180,097)

Balance at December 31, 2001	5,420,000	5,350,417	4,527,400	11,190,814	4,890,000	24,814,092	5,450,000	20,649,701	—	—	1,504,047	420,789	237,193	(29,998,665)	32,664,341
Issuance of common stock at $0.50 per share for services to consultants in 2002	—	—	—	—	—	—	—	—	—	—	—	1,829	—	—	1,829
Issuance of shares to British Biotech at $0.08 per share in October 2002	—	—	—	—	—	—	—	—	356,252	28,500	—	—	—	—	28,500
Issuance of shares to LG Life Sciences at $0.08 per share in October 2002	—	—	—	—	—	—	—	—	—	—	1,692,076	135,366	—	—	135,366
Options exercised for cash at $0.70 to $1.40 per share	—	—	—	—	—	—	—	—	—	—	4,688	4,996	—	—	4,996
Shares repurchased at $0.28 to $1.40 per share	—	—	—	—	—	—	—	—	—	—	(49,906)	(38,392)	—	—	(38,392)
Issuance of warrants to purchase 3.5 million shares of common stock at .01 per share in December 2002	—	—	—	—	—	—	—	—	—	—	—	457,944	—	—	457,944
Conversion of preferred stock to common stock in December 2002	(5,420,000)	(5,350,417)	(4,527,400)	(11,190,814)	(4,890,000)	(24,814,092)	(5,450,000)	(20,649,701)	(356,252)	(28,500)	7,657,635	62,033,524	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(25,569,032)	(25,569,032)
Unrealized loss on available for sale securities	—	—	—	—	—	—	—	—	—	—	—	—	(237,193)	—	(237,193)

Comprehensive loss															(25,806,225)

Balance at December 31, 2002 (carried forward)	—	—	—	—	—	—	—	—	—	—	10,808,540	63,016,056	—	(55,567,697)	7,448,359

See accompanying notes.

GenSoft Pharmaceuticals, Inc.

(a development stage company)

Statement of Stockholder’s Equity (Net Capital Deficiency) (continued)

Period from August 12, 1997 (inception), through December 31, 2003

	Convertible Preferred Stock												Other Accumulated Comprehensive Income (Loss)	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity (Net Capital Deficiency)
	Series A		Series B		Series C		Series D		Series 1		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2002 (brought forward)	—	$—	—	$—	—	$—	—	$—	—	$—	10,808,540	$63,016,056	$—	$(55,567,697)	$7,448,359
Warrants exercised for cash for $0.01 per share in April, 2003	—	—	—	—	—	—	—	—	—	—	376,000	3,760	—	—	3,760
Issuance of warrants to purchase 1.5 million shares of common stock at .01 per share in January 2003 in connection with convertible notes	—	—	—	—	—	—	—	—	—	—	—	203,063	—	—	203,063
Options exercised for cash at $0.70 to $1.40 per share through 2003	—	—	—	—	—	—	—	—	—	—	41,478	48,121	—	—	48,121
Unvested shares repurchased at $0.28 to $1.40 per share through 2003	—	—	—	—	—	—	—	—	—	—	(7,750)	(3,167)	—	—	(3,167)
Issuance of warrants to purchase 360,593 shares of common stock at $12 per share in April 2003	—	—	—	—	—	—	—	—	—	—	—	766,633	—	—	766,633
Common stock issued to LG at $3.50 per share in April 2003	—	—	—	—	—	—	—	—	—	—	1,164,292	4,075,022	—	—	4,075,022
Common stock issued to consultants at $0.08 to $3.50 per share in 2003	—	—	—	—	—	—	—	—	—	—	—	551,187	—	—	551,187
Shares issued to consultant for services in March 2003	—	—	—	—	—	—	—	—	—	—	7,125	570	—	—	570
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(35,812,909)	(35,812,909)
Unrealized loss on available-for-sale securities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Comprehensive loss															(35,812,909)

Balance at December 31, 2003	—	$—	—	$—	—	$—	—	$—	—	$—	12,389,685	$68,661,245	$—	$(91,380,606)	$(22,719,361)

See accompanying notes.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Statements of Cash Flows

				Period from August 12, 1997 (inception), through December 31, 2003
	Year ended December 31,
	2003	2002	2001
Operating activities
Net loss	$(35,812,909)	$(25,569,032)	$(18,320,652)	$(91,380,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,539,055	2,867,731	2,073,610	8,458,682
Stock awards to consultants for services	551,757	1,829	125,706	716,252
Stock issued to licensor	—	163,866	—	163,866
Amortization of note payable discount	1,119,557	141,375	81,125	1,343,569
Accretion of bridge loan	2,045,732	—	—	2,045,732
Amortization of intangible assets	402,551	—	—	402,551
Amortization of discount on employee notes receivable	12,760	—	—	12,760
Gain on property and equipment disposal	—	(10,000)	—	(1,622)
Impairment of leasehold improvements	9,370,851	—	—	9,370,851
Realized gain on sale of short-term investments	(1,590)	(224,586)	—	(226,176)
Changes in assets and liabilities:
Accounts receivable	(194,106)	(603,487)	1,229,902	(545,236)
Prepaid expenses and other current assets	(58,135)	227,342	(38,657)	(148,670)
Related-party receivable	20,000	(335,000)	—	(315,000)
Other assets	(5,018,555)	—	—	(5,018,555)
Accounts payable	(244,358)	419,795	(432,951)	571,115
Accrued patent expenses	—	—	(240,000)	(240,000)
Accrued leasehold improvements	—	—	(1,681,619)	(1,681,619)
Inventory	(4,968,174)	—	—	(4,968,174)
Accrued inventory payable	4,968,174	—	—	4,968,174
Accrued lease deposit	(359,775)	—	359,775	—
Accrued interest on bridge loan	6,090,491	—	—	6,090,491
Deferred rent payable	398,088	505,908	421,590	1,325,586
Accrued bonus	—	—	(238,274)	—
Other accrued liabilities	134,896	408,022	13,051	1,145,212

Net cash used in operating activities	(19,003,690)	(22,006,237)	(16,647,394)	(67,910,817)
Investing activities
Purchase of short-term investments	—	(887,947)	(22,806,019)	(42,610,853)
Maturities of short-term investments	—	—	—	5,375,027
Sales of short-term investments	375,027	17,407,000	19,075,000	37,482,000
Purchase of property and equipment	(6,660)	(209,216)	(12,174,339)	(16,187,688)
Sale of property and equipment	—	10,227	—	10,227
Restricted cash	—	—	—	(3,696,840)

Net cash provided (used) in investing activities	368,367	16,320,064	(15,905,358)	(19,628,127)
Financing activities
Proceeds from issuance of bridge loan	18,809,648	3,500,000	—	38,832,772
Proceeds from the issuance of promissory notes	6,200,000	3,000,000	—	—
Proceeds from the issuance of lease commitments	—	—	4,663,737	—
Payment of lease commitments and notes payable	(1,100,893)	(2,906,801)	(1,279,455)	(5,685,985)
Payment of notes payable	(2,875,000)	(125,000)	—	(3,000,000)
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—	20,649,701	61,452,340
Proceeds from issuance of common stock	51,881	4,996	59,722	389,278
Repurchase of common stock	(3,166)	(38,392)	(77,462)	(121,520)

Net cash provided by financing activities	21,082,470	3,434,803	24,016,243	91,866,885

Net increase (decrease) in cash	2,447,147	(2,251,370)	(8,536,509)	4,327,941
Cash at beginning of period	1,880,794	4,132,164	12,668,671	—

Cash at end of period	$4,327,941	$1,880,794	$4,132,162	$4,327,941

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Statements of Cash Flows (continued)

				Period from August 12, 1997 (inception), through December 31, 2003
	Year ended December 31,
	2003	2002	2001
Supplemental disclosure of cash flow information
Cash paid for interest	$446,167	$546,599	$450,484	$1,532,769

Schedule of noncash investing and financing activities
Conversion of placement fees to common stock	$—	$—	$68,000	$68,000

Conversion of notes payable to preferred stock	$—	$—	$—	$150,000

Issuance of stock to collaborators	$570	$163,866	$—	$164,436

Conversion of preferred to common stock	$—	$62,033,524	$—	$62,085,024

Issuance of warrants in connection with financing agreement	$986,965	$457,944	$370,560	$1,853,277

See accompanying notes.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements

December 31, 2003

1. Summary of Significant Accounting Policies

Organization, Business, and Basis of Presentation

GeneSoft Pharmaceuticals, Inc. (a development stage company) (the “Company”) was incorporated in the state of Delaware on August 12, 1997. The Company was organized to develop a family of small molecule drugs to treat gene-mediated diseases. The Company’s activities to date have consisted principally of raising capital, acquiring intellectual property, recruiting staff, and conducting research and development. Accordingly, the Company is considered to be in the development stage, and expects to incur continuing losses and require additional financial resources to achieve commercialization of its products.

In December 2002, the Board of Directors approved a 1-for-2.807 reverse stock split of the Company’s common stock in conjunction with a bridge financing. All stock information in these financial statements has been retroactively adjusted to reflect the reverse split.

The Company operates in only one segment – the development of biopharmaceutical products. The Company anticipates working on a number of long-term development projects that will involve experimental and unproven technology. The projects may require many years and substantial expenditures to complete, and may ultimately be unsuccessful. Additionally, the Company’s approved product, FACTIVE, will require substantial funds to market and launch. Therefore, the Company will need to obtain additional funds from outside sources to continue its research and development activities, fund operating expenses, pursue regulatory approvals, and build production, sales, and marketing capabilities, as necessary.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from these estimates.

Cash Equivalents and Short-Term Investments

The Company considers all highly liquid investments in debt securities with a remaining maturity from the date of purchase of 90 days or less to be cash equivalents. Cash equivalents consist of money market funds. The Company’s short-term investments consist entirely of money market funds.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Cash Equivalents and Short-Term Investments (continued)

All cash equivalents and short-term investments are classified as available-for-sale, as the Company may sell investments prior to the maturity date in order to take advantage of market conditions. Available-for-sale securities are carried at estimated market values at December 31, 2003 and 2002. Unrealized gains and losses on available-for-sale securities are excluded from earnings and recorded as a separate component of stockholders’ equity (net capital deficiency). The cost of securities sold is based on the specific identification method.

Inventories

Inventories are stated at the lower of standard cost (which approximates first-in, first-out cost) or market. Inventories relate entirely to the Company’s agreement with LG Life Sciences, Ltd. (“LG”) and consist of finished drug product at December 31, 2003.

Other Intangible Assets

Intangible assets with definite useful lives are amortized on a straight-line basis over a period of 15 years, the life of the agreement. Intangible assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value. Intangible assets consist of capitalized license costs incurred through the Company’s licensing arrangement with LG subsequent to approval of FACTIVE in April 2003 and are being amortized over the term of the license. License costs prior to approval were charged to research and development expense.

The Company will periodically evaluate whether changes have occurred that would require revision of the remaining estimated useful lives of these assets or otherwise render the assets unrecoverable. If such an event occurred, the Company would determine whether the other intangibles were impaired. To date, no such impairment losses have been recorded.

Property and Equipment

Property and equipment are stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets, generally three years. Leasehold improvements are amortized on a straight-line basis over the shorter of their useful life or the remaining life of the lease.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Research and Development

Research and development expenses consist of costs incurred for internally sponsored research and development, as well as costs for in-licensed technology. These costs include direct labor and supplies, in-license fees, and indirect research-related overhead expenses consisting primarily of facility costs.

Stock-Based Compensation

In accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), as amended by SFAS No. 148, Accounting for Stock-Based Compensation–Transition and Disclosure (“SFAS 148”), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations, and to adopt the pro forma disclosure alternative described in SFAS 123 in accounting for stock awards to employees.

No compensation expense is recognized in the Company’s financial statements in connection with the stock options granted to employees. The weighted-average fair value of these options at December 31, 2003 and 2002 of $0.04 and $0.60, respectively, estimated at the date of grant using a minimum value option pricing model with the following assumptions: a risk-free interest rate of 1.25% and 6.0%, respectively, a weighted-average expected life of the option of one year and nine years, respectively, and a dividend yield of zero.

The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS 123, as amended by SFAS 148, to stock-based employee compensation.

	Year ended December 31,
	2003	2002	2001
Net loss as reported	$(35,812,909)	$(25,569,032)	$(18,320,652)
Less: Total stock-based employee compensation expense determined under fair-value-based method for all awards	(138,936)	(240,720)	(183,609)

Pro forma net loss	$(35,951,845)	$(25,809,752)	$(18,504,261)

Net loss per share as reported	$(3.02)	$(12.81)	$(15.69)

Pro forma net loss per share	$(3.03)	$(12.93)	$(15.85)

Total shares used in calculation	11,867,091	1,996,472	1,167,611

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

Option grants to nonemployees are accounted for in accordance with SFAS 123 and Emerging Issues Task Force (“EITF”) Consensus No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires the value of such options to be periodically remeasured as they vest over a performance period.

Net Loss per Share

Basic loss per share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding. Basic earnings per share does not include shares subject to the Company’s right of repurchase, which lapse ratably over the related vesting term. Diluted loss per share is calculated by dividing net loss available to common stockholders by the weighted-average number of shares of common stock outstanding plus shares of potential common stock. Shares of potential common stock are composed of shares of common stock subject to the Company’s right of repurchase and shares of common stock issuable upon the exercise of stock options (using the treasury stock method). The calculation of diluted net loss per share excludes shares of potential common stock if the effect is antidilutive.

Revenue

Grant revenue is recorded as grant costs are incurred as stipulated by the underlying contract.

Comprehensive Income (Loss)

The only item of other comprehensive income (loss) that the Company currently reports is unrealized gains (losses) on short-term investments, which are included in comprehensive loss in the statements of stockholders’ equity (net capital deficiency). In 2002, as a result of the use of all the funds in short-term investments for operating purposes, the Company realized all unrealized losses in the statements of operations.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are computed using the asset and liability method, under which deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Recently Issued Accounting Standards

In November 2002, the Financial Accounting Standards Board (the “FASB”) issued EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 addresses certain aspects of the accounting by a company for arrangements under which it will perform multiple revenue-generating activities. EITF Issue No. 00-21 addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. EITF Issue No. 00-21 provides guidance with respect to the effect of certain customer rights due to company nonperformance on the recognition of revenue allocated to delivered units of accounting. EITF Issue No. 00-21 also addresses the impact on the measurement and/or allocation of arrangement consideration of customer cancellation provisions and consideration that varies as a result of future actions of the customer or the company. Finally, EITF Issue No. 00-21 provides guidance with respect to the recognition of the cost of certain deliverables that are excluded from the revenue accounting for an arrangement. The provisions of EITF Issue No. 00-21 applied to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company’s adoption of the recognition requirements in July of 2003 of EITF Issue No. 00-21 did not have a material impact on its financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. A variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate, or other property. A variable interest entity may be essentially passive or it may engage in research and development or other activities on behalf of another company. However the FASB deferred the effective date for variable interest entities created before February 1, 2003, to the period ended March 31, 2004, for calendar year-end companies. Certain of the disclosure requirements apply to all financial

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards (continued)

statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company’s adoption of the disclosure requirements in January of 2003 did not have an impact on its financial position and results of operations. The adoption of the recognition requirements of FIN 46 on January 1, 2004, is not expected to have a material impact on the Company’s financial position or results of operations.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“FAS 150”). FAS 150 establishes standards for the classification and measurement of financial instruments with characteristics of both liabilities and equity. Statement No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. In October 2003, the FASB issued FASB Staff Position (“FSP”) SFAS 150-3, Effective Date for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS 150, which defers certain provisions of Statement No. 150 as they apply to mandatorily redeemable noncontrolling interests. The deferral is expected to remain in effect while those issues are addressed in either Phase II of the FASB’s Liabilities and Equity project or Phase II of the Business Combination project. The FASB also decided to (1) preclude any “early” adoption of the deferred provisions for these noncontrolling interests during the deferral period and (2) require the restatement of any financial statements that have been issued where these provisions of Statement No. 150 were applied to mandatorily redeemable noncontrolling interests. Adoption of Statement No. 150 did not have a material effect on the Company’s financial statements.

2. Cash and Cash Equivalents

At December 31, 2003, the Company reported $4,327,941 as cash and cash equivalents. Additionally, as a requirement of a lease agreement, the Company obtained a letter of credit with a bank for $3,696,840. The Company is obligated to maintain a minimum balance of $3,696,840 in the bank’s security accounts, which has been recorded as restricted cash. At December 31, 2003 and 2002, the Company was in compliance with this requirement.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

3. Investments

There were no gross unrealized gains or losses on available-for-sale securities as of December 31, 2003 and 2002. The following is a summary of available-for-sale securities at December 31, 2003 and 2002:

December 31, 2003	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Cash equivalents:
Money market funds	$3,983,638	$—	$—	$3,983,638

December 31, 2002	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Cash equivalents:
Money market funds	$28,532	$—	$—	$28,532
Short-term investments:
Mutual fund securities	$373,437	$—	$—	$373,437

In 2002, as a result of the use of all the funds in short-term investments for operating purposes, the Company recognized the entire balance in the comprehensive income (loss) account in the statement of operations.

4. Property and Equipment

Property and equipment consisted of the following:

	December 31,
	2003	2002
Laboratory equipment	$4,477,215	$4,479,650
Computer and office equipment	1,086,572	1,077,478
Leasehold improvements	—	12,643,956

	5,563,787	18,201,084
Less: accumulated depreciation and amortization	(5,176,232)	(5,910,282)

	$387,555	$12,290,802

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

4. Property and Equipment (continued)

At December 31, 2003, all of the Company’s property and equipment was pledged as security to repay the outstanding notes payable to a financing company. Additionally, the Company recorded an impairment loss of $9,370,851 for the net value of leasehold improvements. The lease is noncancelable and remains in effect until 2011. This charge is included in the December 31, 2003, statement of operations as research and development ($5,153,968) and general and administrative ($4,26,883) expense.

5. Leases, Commitments, Promissory Notes, and Bridge Loan

The Company leases its office facilities under an operating lease arrangement that expires on March 1, 2011. Rent expense under the operating lease amounted to $3,804,660, $4,202,748, $3,568,253, 12,980,123 for the years ended December 31, 2003, 2002, and 2001 and for the period from August 12, 1997 (inception), through December 31, 2003, respectively.

A portion of the leased facilities is subleased to an external party. Rental income under this sublease which is offset against lease expense, was $1,688,850, $1,584,190, $351,000, and $3,624,040 during the years ended December 31, 2003, 2002, and 2001, and the period from August 12, 1997 (inception) through December 31, 2003, respectively. The aggregate future minimum rental to be received under the noncancelable sublease amounts to $1,738,884 at December 31, 2003, and is due through December 2004.

To fund purchases of equipment required for research, the Company and a financial institution entered into a Master Security Agreement effective September 15, 2000. Under the terms of this agreement, the Company granted the financial institution a security interest in and against all property acquired under all existing and future debts, obligations, and liabilities between the parties.

On October 26, 2000 and December 28, 2000, the Company issued promissory notes to the financial institution in the amount of $744,177 and $1,194,748, respectively, to finance equipment under the Master Security Agreement. The promissory notes are payable in 48 equal monthly installments of $19,497 and $31,302 and bear interest at 12.27% per annum. At December 31, 2003 and 2002, $518,631 and $1,029,951 remained outstanding, respectively.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

5. Leases, Commitments, Promissory Notes, and Bridge Loan (continued)

In connection with the Master Security Agreement, the Company issued warrants to the financial institution to purchase shares of Series C convertible preferred stock at $14.00 per share, the fair value on the date of issuance. The warrants vested immediately and are exercisable until October 3, 2007. The warrants were outstanding as of December 31, 2003.

The fair value of the warrants issued to the financial institution of $37,808 was recorded as a discount against the promissory notes. The discount is being amortized to interest expense over the term of the promissory notes. The Company calculated the fair value of the warrants issued to the financial institution using the Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 6%, a contractual life of seven years, a dividend yield of 0%, and a volatility of 65%.

In April 2001, the Company entered into a new Master Security Agreement jointly with two financial institutions. Under the terms of this agreement, the Company granted the financial institutions a security interest in and against all property acquired under all existing and future debts, obligations, and liabilities between parties.

In June, July, and September 2001, the Company issued promissory notes to the financial institutions under a new Master Security Agreement for $3,668,585, $511,613, and $463,538, respectively. In December 2002, the Company renegotiated its promissory notes and prepaid $1,000,000 of the outstanding liability and re-amortized the balance payable under the promissory notes to $37,302 per month for January to May 2003, increasing to $96,938 per month thereafter through the end of the term on December 2004. The interest rate on this loan is 11.44%. At December 31, 2003, $1,019,305 remained outstanding under these notes.

In connection with the new Master Security Agreement, the Company issued warrants to the financial institutions to purchase 35,652 shares of Series C convertible preferred stock at $13.47 per share. The warrants vested immediately and are exercisable until June 13, 2011. The warrants were outstanding as of December 31, 2003.

The fair value of the warrants issued to the financial institutions of $370,560 was recorded as a discount against the promissory notes. The discount is being amortized to interest expense over the term of the promissory notes. The Company calculated the fair value of the warrants issued to the financial institution using the Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 5.5%, a contractual life of 10 years, a dividend yield of 0%, and a volatility factor of 65%.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

5. Leases, Commitments, Promissory Notes, and Bridge Loan (continued)

In December 2002 and January 2003, the Company entered into a bridge loan agreement for $5,000,678. The bridge loan is unsecured and bears interest at a fixed rate of 6% per annum. The bridge loan may be converted into the Company’s common stock upon the close of an equity financing round of at least $2,500,000. The bridge loan has a liquidation preference of up to $10 million payable in cash upon sale or in the event of an initial public offering. The bridge loan becomes due on December 6, 2005, if not converted to common stock by that date.

In connection with the issuance of the bridge loan agreement, the Company issued warrants to purchase 5,000,678 shares of the Company’s common stock at an exercise price of $0.01 per share. The fair value of the warrants issued to the financial institution of $350,000 was recorded as a discount against the promissory notes, of which $116,667 was amortized to interest expense in the 12 months ended December 31, 2003. The discount is being amortized to interest expense over the term of the promissory notes. The Company calculated the fair value of the warrants issued to the financial institution using the Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 5.5%, a contractual life of 10 years, a dividend yield of 0%, and a volatility factor of 65%.

After deducting the fair value of the warrants from the proceeds of the bridge loan issuance, the convertible bridge loan proceeds were subject to a beneficial conversion feature valued at $311,007 of which $103,668 was recorded as interest expense in 2003 in accordance with EITF No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, as amended by EITF No. 00-27, Application of Issue 98-5 to Certain Convertible Instruments. The remaining $218,023 will be amortized to interest expense over the remaining term of the bridge loan.

In April of 2003, the Company entered into a second bridge loan agreement (the “loan”) for approximately $17.3 million. The loan matures on December 15, 2003. The interest rate on the loan is 17% through August 15, 2003, and 4% per month from August 16, 2003, through December 15, 2003. In the event that repayment does not occur as of the maturity date, the note may be converted into common stock at a value of $5.00 per share. In conjunction with the loan, the Company issued 360,593 warrants to purchase common stock at $12 per share. The fair value of the warrants issued to the lender of $385,837 was recorded as a discount against the bridge loan. The discount is being amortized to interest expense over the term of the bridge loan. The Company calculated the fair value of the warrants using the Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 5%, a contractual life of five years, a dividend yield of 0%, and a volatility factor of 65%.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

5. Leases, Commitments, Promissory Notes, and Bridge Loan (continued)

The conditions of the second loan amended the terms of the December 2002 bridge loan. The liquidation preference was revised from $10 million to $7.5 million. The amendment provided for the liquidation preference to be paid either upon the sale, an initial public offering, or maturity of the note. Beginning in April 2003, the Company began accreting up to the liquidation preference to the maturity date of the note through charges to interest expense. For the year ended December 31, 2003, $2,045,733 was recorded as interest expense related to this liquidation preference.

After deducting the fair value of the warrants from the proceeds of the bridge loan issuance, the convertible bridge loan proceeds were subject to a beneficial conversion feature valued at $380,797, all of which was recorded as interest expense in 2003 in accordance with EITF No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, as amended by EITF No. 00-27, Application of Issue 98-5 to Certain Convertible Instruments.

On November 17, 2003, as a result of the merger Oscient Pharmaceuticals Corporation (“Oscient”, formerly Genome Therapeutics Corporation) loaned $6.2 million to the Company. The maturity date of the note is April 30, 2004 (the date specified as when the merger consummation is to be completed). Additionally the note issued is due 60 days following the termination of the merger agreement. The note carries an interest rate of 5% per annum. In connection with the loan, Oscient was issued a warrant to purchase 457,838 shares of Genesoft common stock at $3.39 per share. The warrant is only exercisable if the merger agreement is terminated and is null and void upon the completion of the merger. The Company valued the warrant at $0 based upon the value of the underlying common stock in the event the warrant became exercisable.

Interest expense of $9,701,947, $709,807, $531,610, and $11,044,395 was incurred during the years ended December 31, 2003, 2002, and 2001 and the period from inception to December 31, 2003, respectively, in relation to notes payable.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

5. Leases, Commitments, Promissory Notes, and Bridge Loan (continued)

The future minimum payments under the operating leases (gross of sublease income) and financing arrangements, by year, are as follows:

	Operating Leases	Notes Payable, Leases and Bridge Loan
Year ending December 31,
2004	$3,937,824	$25,796,427
2005	$4,075,654	7,282,059
2006	4,218,296	—
2007	4,365,944	—
2008	4,518,752	—
Thereafter	10,328,834	—

	$31,445,304	33,078,486

Less interest		(985,170)
Less discount		(492,437)

		31,600,879
Less current portion		24,986,358

Long-term portion		$6,614,521

6. License and Collaboration Agreements

California Institute of Technology

In September 1998, the Company entered into a license agreement (“the Agreement”) with the California Institute of Technology (“CalTech”), which was amended twice: in February 1999 and in January 2000. Under the Agreement, CalTech granted an exclusive license to the Company, with the right to grant and authorize sublicenses. As an up-front fee, the Company paid CalTech $5,000 and issued 42,750 shares of its common stock. The Company has to pay an annual minimum fee of $10,000 as well as any cost related to preparation, filing, prosecution, and maintenance of existing and new patents covered under the Agreement. The Company is also obligated to pay future royalties on product sales. A portion (16.7%) of these costs is reimbursable by CalTech. Prosecution costs incurred in the amount of $240,000 were paid in full during 2001. No such costs were incurred in 2003 and 2002.

Dow Pharmaceuticals

In June 2002, the Company entered into a contract with Dow Pharmaceuticals for the development of a topical antibacterial to treat skin infections such as infected diabetic foot ulcers and secondarily infected traumatic lesions. Under this collaboration, a topical DNA-Nanobinder preparation was investigated. This program is currently on hold for financial reasons.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

6. License and Collaboration Agreements (continued)

British Biotech Pharmaceuticals Limited

In August 2002, the Company entered into a three-year strategic partnership with British Biotech Pharmaceutical Ltd. (now “Vernalis”) to co-develop GSQ-83698, a novel antibiotic to treat intractable Gram-positive respiratory infections in hospital-based patients. GSQ-83698 entered Phase I clinical trials in the United Kingdom on October 1, 2002. The Company will be responsible for commercializing the product in the United States and the rest of the world, excluding Europe and Japan. The parties will split development funding and worldwide profits equally.

Additionally, the Company agreed to co-develop oral PDF inhibitors for the treatment of community acquired Gram-positive and Gram-negative infections. The Company will be responsible for commercializing the product in the United States and all countries other than those in Europe and Japan. The parties will split development funding and worldwide profits such that the Company is responsible for approximately 63% of the costs that included at least 12 full-time equivalent (“FTE”) personnel. Any shortfall in the required FTEs will be reimbursable to the other party at a rate of $250,000 and $150,000 per FTE per year for employees working in the United States and the United Kingdom, respectively.

The Company also licensed three novel metalloenzyme bacterial targets from Vernalis. The Company intends to initiate a drug discovery program to develop small molecule therapeutics against three of these targets. The targets provide an important set of early-stage discovery programs for the Company.

During 2002, the Company made an up-front payment of $4,000,000, a $1,000,000 clinical milestone payment, and issued equity in order to access this technology. This technology is at an early stage of development, and the risks inherent in drug development in order to take compounds such as these to commercial viability are very high. This risk assessment resulted in recording the up-front payment and milestone as research and development expenses during 2002.

In September 2003, the Company agreed to assume full responsibility for the program. The respective parties performed a reconciliation of FTEs and costs to date, and the Company agreed to pay Vernalis $775,000 by December 20, 2003. This amount was paid to Vernalis as scheduled.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

6. License and Collaboration Agreements (continued)

British Biotech Pharmaceuticals Limited (continued)

As a result of this amendment, the Company is obligated to make royalty payments on future product sales. Additionally, milestone payments of up to $18.8 million could also be payable over the term of the license.

LG Life Sciences, Ltd.

In October 2002, the Company entered into a partnership with LG to license rights in North America and the territories covered by the license in Europe to FACTIVE® (gemifloxacin) (the “product”), a novel quinolone antibiotic. The term of the agreement coincides with the compound’s patent life, which currently expires in 2015. The patent could be extended for an additional two years. The product was approved for sale in the United States in April 2003. The arrangement with LG includes up-front fees, milestone payments, and royalties on sales. In addition, the Company issued LG 1,164,292 shares of common stock in April 2003.

To secure the license to this product, the Company made an up-front payment of $5,500,000, $3,000,000 of which was settled by way of a promissory note. The Company paid all costs required to obtain regulatory approval of the product. Although the product is approved, the agreement with LG requires a minimum sales commitment over a period of time, which if not met could result in the technology being returned to LG. Because of the risks inherent in successfully obtaining Federal Drug Administration (“FDA”) approval of a product in 2002, the Company included the up-front payments made to LG in research and development costs.

The Company is subject to future milestone payments of up to $35.0 million over the term of the license. In April 2003, the Company obtained FDA approval for the sale of FACTIVE in the United States. The approval triggered the first milestone payment to LG. The amount of the milestone payment ($5 million) is payable as follows: $2.5 million payable 30 days after approval and $2.5 million payable contingent on the receipt and acceptance of the first order of drug product. The drug product was delivered on December 31, 2003. As a result, the milestone has been paid, and these amounts have been capitalized and are being amortized over the term of the license, as the product is no longer in the development stage and the Company has the intent to market and sell the drug product.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

6. License and Collaboration Agreements (continued)

LG Life Sciences, Ltd. (continued)

The Company is obligated to pay LG a royalty on sales in the U.S. and the territories covered by the license in Europe. The Company is obligated to purchase its requirements for the final drug product from LG for 2004. In 2004, the final drug product will be tableted and packaged for LG by SB Pharmco at its manufacturing facility in Puerto Rico. This arrangement with SB Pharmco is expected to conclude by the end of 2004. The Company is in discussions with a new secondary manufacturer to assume these responsibilities for subsequent periods.

Pursuant to its partnership with LG, upon delivery of the first shipment of FACTIVE, which occurred on December 31, 2003, the Company was obligated for the payment of $4,968,174 for the purchase of the drug inventory. The inventory is stated at cost and has been recorded as inventory and an accrued inventory payable in the December 31, 2003 balance sheet. At the sale or IPO of the Company, the Company will be obligated to make an $8 million milestone payment to LG within 30 days.

7. Grant Receivable and Grant Revenue

In December 1998, the Company was awarded a government grant to research the regulation of pathogen gene expression by DNA-binding polyamides. The original term of the grant commenced on the effective date of the grant, December 1998, and continues for a period of three years thereafter. Defense Advance Research Project Agency (“DARPA”) was assigned as project officer. The amount of this grant available to the Company was $2,263,000. The Company was entitled to receive payments made on a cost reimbursement basis. Title to all property and equipment purchased by the Company with grant proceeds will vest to the Company upon acquisition of the property and equipment. Either party may terminate this grant, in whole or in part, upon notice to and consultation with the other party, and upon agreement of the parties that continuation of the project would not produce beneficial results commensurate with the further expenditure of funds. In addition, the grant may be revoked upon a finding that the Company had failed materially to meet the provisions of the grant. The Company recognizes grant revenue as costs reimbursable under the grant are incurred and the terms of the government agreement are met.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

7. Grant Receivable and Grant Revenue (continued)

Effective November 2, 1999, an amendment to the grant was approved by DARPA. The amendment stipulated that the amount available under the grant increased by $3,008,200 for a total of $5,271,200. An additional amendment was approved on April 4, 2000, which increased the funds available for payment to a total amount of $5,786,600. On November 21, 2000, DARPA approved an amendment to the grant and made a total budget of $8,766,000 fully available to the Company. In September 2002, DARPA further amended the grant and made funds of $12,282,194 available to the Company. During 2002, all amounts available under the grant were billed. As of December 31, 2002, the Company had received $12,107,194 in cash, and the remaining $175,000 was included in accounts receivable. As of December 31, 2003, the $175,000 remains in accounts receivable.

In November 2002, the Company entered into a new contract with DARPA for $3,000,000 for further research. In April 2003, the Company entered into an extension of this contract for an additional $5,500,000 for further research. At December 31, 2003, the Company had billed $5,973,741 under this contract. At December 31 2003, the Company had received $5,569,742 in cash, and the remaining $697,856 was included in accounts receivable.

8. Stockholders’ Equity (Net Capital Deficiency)

Common Stock

In October 1997, the Company issued 730,317 shares of common stock to the founders at $0.0048 per share, subject to repurchase by the Company, with repurchase rights lapsing over a 60-month period from the date of issuance. At December 31, 2003, the repurchase rights have lapsed.

In November 1998, the Company issued 21,375 shares of common stock to a consultant at $0.0048 per share. The shares are subject to repurchase by the Company, with repurchase rights lapsing ratably over a 48-month period commencing November 2, 1999. The Company records compensation expense relating to the stock issuance as services are provided by the consultant, which approximates the vesting schedule. Compensation charges of $1,760 and $7,500 were recorded in 2002 and 2001, respectively, related to these consultant grants. The Company calculated these charge using the Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 6%, a contractual life of seven years, a dividend yield of 0%, and a volatility of 65%. At December 31, 2002, the repurchase rights had lapsed.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

8. Stockholders’ Equity (Net Capital Deficiency) (continued)

Common Stock (continued)

In October 2002, in conjunction with the licensing of FACTIVE, the Company issued 1,692,076 shares of common stock to LG. This stock was issued at fair value of $0.08 and was recorded in the Company’s financial statements as a charge to research and development. The agreement with LG provided for antidilution protection from the date of the licensing agreement (October 2002) until the approval of FACTIVE, with the issuance of antidilution shares being contingent upon product approval by the FDA. In April 2003, in conjunction with the approval of FACTIVE, the Company issued an additional 1,164,292 shares of common stock to LG. The stock was issued at fair value of $3.50 and was capitalized in the Company’s financial statements as an intangible asset being amortized over the term of the license.

Convertible Preferred Stock

At December 31, 2003, the Company was authorized to issue up to 24,975,000 shares of preferred stock, issuable in series, with the rights and preferences of each designated series to be determined by the Company’s board of directors. To date, 5,425,000, 6,000,000, 6,600,000, 13,000,000, and 1,000,000 shares have been designated as Series A, B, C, D and Series 1 convertible nonredeemable preferred stock, respectively.

In August 2002, the Company issued 1,000,000 shares of Series 1 preferred stock (converted to 356,252 shares of common stock, as described below) to British Biotech Pharmaceuticals Ltd. in accordance with the technology agreement that provided for issuance of Series 1 preferred stock on the meeting of a clinical milestone. This stock was issued at fair value of $0.08 per share and was recorded as research and development expense in August 2002.

In December 2002, in conjunction with the bridge financing, the Company converted all shares of Series A, Series B, Series D and Series 1 convertible nonredeemable preferred stock to common stock at a ratio of one share of common stock for each 2.807 shares of nonredeemable convertible preferred stock held and all shares of Series C convertible nonredeemable preferred stock at a rate of one share of common stock for each 2.693 shares of nonredeemable convertible preferred stock held, after taking into account antidilution protection that resulted from the issuance of Series D preferred stock.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

9. Accounting for Stock-Based Compensation

1998 Stock Plan

The 1998 Stock Plan (the “Plan”) was adopted in June 1998 and provides for the issuance of stock options. As of December 31, 2002, the Company had reserved 4,011,814 shares of common stock for issuance under the Plan.

Stock options granted under the Plan may be either incentive stock options or nonstatutory stock options. Incentive stock options may be granted to employees with exercise prices of no less than the fair value, and nonstatutory options may be granted to employees, directors, or consultants at exercise prices of no less than 85% of the fair value of the common stock on the grant date, as determined by the board of directors. If, at the time the Company grants an option, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price shall be at least 110% of the fair value and shall not be exercisable more than five years after the date of grant. For all grants prior to December 31, 2001, options become exercisable as determined by the board of directors at the rate of 20% at the end of the first year, with the remaining balance vesting ratably over the next four years. For all grants beginning in 2002, options become exercisable as determined by the board of directors at a rate of 25% at the end of the first year, with the remaining balance vesting ratably over the next three years. Except as noted above, options expire no more than 10 years after the date of grant or earlier if employment is terminated.

The Plan allows for the early exercise of options before they have vested. Any unvested shares so purchased are subject to repurchase by the Company upon termination of the purchaser’s employment or services. The repurchase right lapses over the normal vesting schedule. At December 31, 2003 and 2002, there were 15,677 and 88,703 shares subject to repurchase relating to the early exercise of options at a weighted-average exercise price of $0.42 and $0.70 per share, respectively.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

9. Accounting for Stock-Based Compensation (continued)

Stock Options (continued)

Option activity under the Plan is as follows:

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted- Average Exercise Price Per Share
Balance at December 31, 1999	212,777	323,654	$0.508
Shares reserved	712,504	—	—
Shares repurchased	3,562	—	—
Options granted	(726,042)	726,042	$1.178
Options exercised	—	(282,180)	$0.691
Options canceled	91,528	(91,528)	$1.142

Balance at December 31, 2000	294,329	675,988	$1.142
Shares reserved	178,126	—	—
Shares repurchased	100,499	—	—
Options granted	(282,864)	282,864	$1.40
Options exercised	—	(57,231)	$1.024
Options canceled	115,017	(115,017)	$1.142

Balance at December 31, 2001	405,107	786,604	$1.229
Shares reserved	2,155,766	—	—
Shares repurchased	49,906	—	—
Options granted	(140,274)	140,274	$1.40
Options exercised	—	(4,688)	$1.06
Options canceled	211,230	(211,230)	$1.23

Balance at December 31, 2002	2,681,735	710,960	$1.23
Shares repurchased	3,475	—	—
Options granted	(2,312,544)	2,312,544	$0.17
Options exercised	—	(48,603)	$1.16
Options canceled	143,563	(143,563)	$0.74

Balance at December 31, 2003	516,229	2,831,338

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

9. Accounting for Stock-Based Compensation (continued)

Stock Options (continued)

Details of the Company’s stock options at December 31, 2003, are as follows:

Exercise Price	Number of Shares Under Option	Weighted- Average Remaining Contractual Life
$0.08	2,190,373	9.12
$0.28	63,767	5.24
$0.70	28,500	6.24
$1.40	494,398	7.27
$3.50	54,300	9.39

	2,831,338

For the years ended December 31, 2003 and 2002, the Company granted 76,800 and 26,718 options, respectively, to consultants under the Plan with exercise prices equal to the market price of the options determined by the Company’s board of directors, with vesting periods from one to five years. Additionally, on August 2003, the Company issued 70,000 options outside of the Plan. The Company recognized compensation charges of $ 551,187 in 2003, $1,829 in 2002, and $50,205 in 2001 relating to these options. To determine the fair value of options earned by consultants in 2003 and 2002, the Black-Scholes valuation model was applied, using the following assumptions: a risk-free interest rate of 4.02%, and a weighted-average contractual life of approximately 6 to 10 years; a volatility of 65%; common stock prices of $0.08 and $3.50 per share in 2002 and 2003, respectively; and no dividends.

Stock Issuance Program

A stock issuance program was adopted in June 1998 (the “Stock Issuance Program”) and provides for the direct and immediate issuance of shares of common stock without any intervening option grants at purchase prices of not less than 85% of the fair market value of the common stock on the issue date, as determined by the board of directors. If, at the time the Company issues shares, the purchaser directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price shall be at least 100% of the fair value on the issue date. Shares of common stock may be issued under the Stock Issuance Program for cash or check, payable to the Company, or for past services rendered to the Company.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

9. Accounting for Stock-Based Compensation (continued)

Stock Issuance Program (continued)

Shares of common stock issued under the Stock Issuance Program may, at the discretion of the board of directors, be fully and immediately vested upon issuance or may vest in one or more installments over the participant’s period of service or upon attainment of specified performance objectives. However, the board of directors may not impose a vesting schedule upon any stock issuance affected under the Stock Issuance Program that is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any common stock issuances made to the officers of the Company, employee board members, or independent consultants.

Common Shares Reserved

The Company had reserved shares of common stock for future issuances as follows:

December 31, 2003
1998 Stock Plan	3,417,567
Warrants to purchase common stock	4,649,970

8,067,537

10. Income Taxes

As of December 31, 2003 and 2002, the Company had deferred tax assets of approximately $32.5 million and $22.9 million, respectively. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by approximately $9.6 million and $12.5 million during the years ended December 31, 2003 and 2002, respectively. Deferred tax assets primarily relate to net operating losses and capitalized research and development costs.

As of December 31, 2003, the Company had federal and state net operating loss carryforwards of approximately $31 million and $20 million, respectively, which begin to expire in 2005 if not utilized. The Company has also capitalized research and development costs for federal and state purposes of approximately $46.0 million, which are amortized over a 10-year period.

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

10. Income Taxes (continued)

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

11. Related Party

In December 2002, the Company loaned $315,000 to an officer. The funds are secured by a loan agreement that matures on December 20, 2005. The note carries interest of 1.84% per annum.

12. Significant Transactions

In November 2003, the Company entered into a definitive agreement with Oscient, a publicly traded company to merge in an all-stock transaction (the merger agreement). Consummation of this transaction is subject to the receipt of certain third-party approvals and consents, as well as approval by both parties’ stockholders and raising additional capital, approximately $32 million, to fund the merged company. Selected stockholders of Oscient and the Company have agreed to vote in favor of the merger.

On November 17, 2003, Oscient loaned to the Company $6.2 million in connection with the signing of the merger. This loan, along with the Company’s existing capital resources, is expected to fund the Company’s operations through the closing of the merger. If, however, the closing of the merger is delayed or if the Company’s liabilities increase, there can be no assurance that these funds will be sufficient.

In November 2003, the Company and the holders of the Company’s promissory notes entered into a note amendment and exchange agreement that restructures $22,309,647 of the Company’s notes. As a result of this agreement, the maturity date of the December and April notes was extended to the later of the current maturity dates of the notes or the date 60 days following the termination of the merger agreement. The interest rate of the notes was amended to 5% per annum, commencing on December 10, 2003, for the December notes and December 15, 2003, for the April notes. The Company recorded interest expense as per the original notes through December 10, 2003, or December 15, 2003, as appropriate. From the specified date through

GeneSoft Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements (continued)

12. Significant Transactions (continued)

year-end, interest was accrued at 5%. The April note has been included as a short-term liability, and the December note is presented as a long-term liability. Upon the closing of the merger, the December and April notes will be converted into Oscient notes. Accrued interest through the closing of the merger under the December and April notes, and the amount that would be payable upon a change in control under the December notes, will be converted into shares of Oscient common stock.

13. Subsequent Event

On February 6, 2004, the Company successfully consummated the merger. The combined company raised over $80 million in additional capital. As a result of the merger, the $8 million milestone payment to LG was triggered and is payable by Oscient 30 days after the closing of the merger.

Upon the closing of the merger, the December and April notes were converted into Oscient notes. Accrued interest through the closing of the merger under the December and April notes, and the amount that would have been payable upon a change in control under the December notes, was converted into shares of Oscient common stock.